Exhibit 24.1

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of B. Francis Saul II and Carlos L. Heard as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933 with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE
/s/ B. Francis Saul II	Chairman of the Board, Chief Executive Officer (principal executive officer)	December 9, 2021
B. Francis Saul II

/s/ Carlos L. Heard	Senior Vice President and Chief Financial Officer (principal financial officer)	December 9, 2021
Carlos L. Heard

/s/ Joel A. Friedman	Senior Vice President, Chief Accounting Officer and Treasurer (principal accounting officer)	December 9, 2021
Joel A. Friedman

/s/ Philip D. Caraci	Vice Chairman	December 9, 2021
Philip D. Caraci

/s/ John E. Chapoton	Director	December 9, 2021
John E. Chapoton

/s/ G. Patrick Clancy, Jr.	Director	December 9, 2021
G. Patrick Clancy, Jr.

/s/ J. Page Lansdale	Director	December 9, 2021
J. Page Lansdale

/s/ Willoughby B. Laycock	Director	December 9, 2021
Willoughby B. Laycock

/s/ H. Gregory Platts	Director	December 9, 2021
H. Gregory Platts

Director
Earl A. Powell III

/s/ Andrew M. Saul II	Director	December 9, 2021
Andrew M. Saul II

/s/ Mark Sullivan III	Director	December 9, 2021
Mark Sullivan III

Director
John R. Whitmore